Exhibit 99.1

National Bank Holdings Corporation Announces

Third Quarter 2023 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the year		Adjusted (1)
	3Q23	2Q23	3Q22	2023	2022	3Q22 - QTD	3Q22 -YTD
Net income ($000's)	$36,087	$32,557	$15,839	$108,927	$54,553	$25,349	$65,033
Earnings per share - diluted	$0.94	$0.85	$0.50	$2.85	$1.77	$0.80	$2.11
Return on average tangible assets(2)	1.58%	1.45%	0.87%	1.61%	1.03%	1.39%	1.23%
Return on average tangible common equity(2)	18.38%	17.24%	8.66%	18.81%	10.17%	13.76%	12.10%

(1)	See non-GAAP reconciliations starting on page 13.
(2)	Ratios are annualized.

In announcing these results, Chief Executive Officer Tim Laney shared, “We delivered a 10.8% increase in our quarterly earnings to $0.94 per diluted share and a solid return on average tangible common equity of 18.38%. After adjusting for acquisition expenses, year over year pre-provision net revenues grew 54.6%. Year-to-date net income increased $54.4 million or 100% over the prior period to $108.9 million, or $2.85 per diluted share.  Our disciplined approach to extending credit and diligence in monitoring our loan book resulted in excellent credit quality with just one basis point of annualized quarterly net charge-offs. We maintain a granular average deposit base and grew our diversified core deposits 5.9% annualized. Our total deposit beta through this interest rate cycle has been 28%.”

Mr. Laney added, “We enter the fourth quarter from a position of strength. We operate in high-performing markets where our relationship-based banking model continues to generate a positive impact in our communities and attractive shareholder returns. Our strong balance sheet, solid capital position and diversified funding sources provide optionality to be leveraged for future growth.”

Third Quarter 2023 Results

(All comparisons refer to the second quarter of 2023, except as noted)

Net income totaled $36.1 million or $0.94 per diluted share, an increase of 10.8% over the second quarter. Fully taxable equivalent pre-provision net revenue totaled $48.1 million, an increase of 9.2% over the second quarter. The return on average tangible assets increased 13 basis points to 1.58%, and the return on average tangible common equity increased 114 basis points to 18.38%.

Net Interest Income

Fully taxable equivalent net interest income totaled $89.4 million, compared to $91.2 million in the prior quarter, as an increase in loan interest income was offset by an increase in the cost of funds. The fully taxable equivalent net interest margin totaled 3.92%, narrowing 15 basis points as the 14 basis point increase in earning asset yields was offset by a 32 basis point increase in the cost of funds. Average earning assets increased $40.9 million, primarily driven by loan growth. The cost of funds totaled 1.80%, compared to 1.48% during the second quarter.

Loans

Total loans increased $64.1 million or 3.4% annualized to $7.5 billion at September 30, 2023. We generated quarterly loan fundings totaling $324.1 million, led by commercial loan fundings of $191.5 million. The average interest rate on the third quarter’s loan originations was 8.6% compared to 8.2%.

Asset Quality and Provision for Credit Losses

The Company recorded $1.1 million of provision expense for credit losses, compared to $1.7 million in the prior quarter. The current quarter’s provision expense was primarily driven by loan growth. Annualized net charge-offs improved to 0.01% of average total loans during the third quarter, compared to 0.02% in the prior quarter. Non-performing loans (comprised of non-accrual loans and non-accrual TDMs) improved one basis point to 0.44% of total loans, and non-performing assets improved one basis point to 0.49% of total loans and OREO. The allowance for credit losses as a percentage of loans remained a consistent 1.25% at September 30, 2023.

Deposits

We maintain a granular and well diversified deposit base with no exposure to venture capital or crypto deposits. Average total deposits increased $116.1 million, or 5.8% annualized, to $8.1 billion during the third quarter 2023, compared to $8.0 billion during the second quarter 2023. The loan to deposit ratio totaled 91.8% at September 30, 2023. Average transaction deposits (defined as total deposits less time deposits) increased $104.5 million to $7.1 billion.

We improved our balance sheet funding mix during the third quarter and utilized the funding provided by the quarter’s deposit growth to pay down $68.2 million of Federal Home Loan Bank advances. The mix of transaction deposits remained a consistent 87.8% of total deposits at September 30, 2023.

Non-Interest Income

Non-interest income increased $5.5 million to $19.4 million during the third quarter. Excluding $4.1 million of impairments related to venture capital investments classified as non-marketable securities included in the prior quarter, non-interest income increased $1.4 million and included a $1.1 million gain from the sale of mortgage servicing rights. Service charges and bank card fees increased $0.3 million.

Non-Interest Expense

Non-interest expense decreased $0.4 million to $60.6 million largely due to Cambr related acquisition expenses incurred in the second quarter. The efficiency ratio improved 230 basis points to 56.6% for the third quarter, compared to 58.9%. The fully taxable equivalent efficiency ratio improved 224 basis points to 53.9% for the third quarter, excluding other intangible assets amortization.

Income tax expense totaled $9.3 million during the third quarter, compared to $8.4 million in the prior quarter. The increase in income tax expense was due to an increase in pre-tax income. The effective tax rate remained consistent at 20.5% for the third quarter.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratio totaled 9.56% at September 30, 2023, and the common equity tier 1 capital ratio totaled 11.61% at September 30, 2023. Shareholders’ equity totaled $1.2 billion at September 30, 2023 increasing $16.3 million, largely due to higher retained earnings partially offset by an increase in accumulated other comprehensive loss.

Common book value per share increased $0.41 to $30.83 at September 30, 2023. Tangible common book value per share increased $0.48 to $21.43 as this quarter’s earnings outpaced the quarterly dividend and a $0.32 per share increase in accumulated other comprehensive loss.

Year-Over-Year Review

(All comparisons refer to the first nine months of 2022, except as noted)

Net income increased $54.4 million or 99.7% to $108.9 million, or $2.85 per diluted share, compared to net income of $54.6 million, or $1.77 per diluted share, for the first nine months of 2022. The increase over the same period prior year was driven by higher net interest income from our organic balance sheet growth, revenues from strategic acquisition growth, and a benefit to our net interest income from increases in the Federal Reserve Bank’s interest rates. Fully taxable equivalent pre-provision net revenue increased $59.4 million, or 69.6%, to $144.9 million. The return on average tangible assets increased 58 basis points to 1.61%, and the return on average tangible common equity increased 864 basis points to 18.81%.

The first nine months of 2022 included $13.6 million of non-recurring acquisition-related expenses from our 2022 acquisitions. Adjusting for these expenses in the prior period, net income for the first nine months of 2023 increased $43.9 million or 67.5%, and fully taxable equivalent pre-provision net revenue increased $51.2 million, or 54.6%. The adjusted return on average tangible assets increased 38 basis points to 1.61%, and the adjusted return on average tangible common equity increased 671 basis points to 18.81% for the first nine months of 2023.

Fully taxable equivalent net interest income totaled $276.9 million, an increase of $101.1 million or 57.5%. Average earning assets increased $2.2 billion, or 31.5%, including average originated loan growth of $1.1 billion and average acquired loan growth of $1.5 billion. The fully taxable equivalent net interest margin widened 68 basis points to 4.12%, benefitting from a 182 basis point increase in earning asset yields to 5.44%. Average interest bearing liabilities increased $1.8 billion to $5.7 billion at September 30, 2023, and the cost of funds totaled 1.40%, compared to 0.19% in the same period prior year.

Loans outstanding totaled $7.5 billion increasing $1.8 billion, or 30.7%, from organic loan growth and loans acquired through the Rock Canyon Bank and Bank of Jackson Hole acquisitions in the second half of 2022. New loan fundings over the trailing 12 months totaled $1.6 billion, led by commercial loan fundings of $0.8 billion.

The Company recorded $3.7 million of provision expense for credit losses for the first nine months of 2023, compared to provision expense of $14.9 million in the same period prior year. The current period’s provision expense was driven by loan growth and higher reserve requirements. Provision expense for the first nine months of 2022 included $5.4 million of Day 1 reserve requirements for a 2022 acquisition. Annualized net charge-offs decreased one basis points to 0.02% of average total loans during the first nine months of 2023. Non-performing loans to total loans was 0.44%, compared to 0.26% in the same period prior year, and non-performing assets to total loans and OREO was 0.49% at September 30, 2023, compared to 0.32%. The allowance for credit losses totaled 1.25% of total loans, compared to 1.15% at September 30, 2022.

Average total deposits increased $1.6 billion or 25.9% to $7.9 billion, primarily due to higher deposit balances driven by the strategic growth from our recent acquisitions. Average transaction deposits increased $1.5 billion or 26.7%, and average non-interest bearing demand deposits increased $264.0 million or 10.6%. The mix of transaction deposits to total deposits remained consistent at 87.8%, and the mix of non-interest bearing demand deposits to total deposits was 30.5%, compared to 40.2% at September 30, 2022.

Non-interest income totaled $47.9 million, a decrease of $5.3 million or 10.0%, largely driven by $9.5 million of lower mortgage banking income due to lower purchase and refinance activity, as well as competition driving tighter gains on sale margins. This decrease was partially offset by $1.5 million of trust income, $1.3 million of gains on SBA loan sales, as well as 2023’s Cambr income, all of which are new and diversified sources of fee revenue. Service charges and bank card fees increased a combined $2.8 million compared to the same period prior year. Included in non-interest income during 2023 was $4.4 million in impairments related to venture capital investments classified as non-marketable securities and a $1.1 million gain from the sale of mortgage servicing rights.

Non-interest expense totaled $179.9 million, an increase of $36.3 million, or 25.3%, primarily due to an increase in core operating expenses driven by our 2022 acquisitions. Included in other non-interest expense is $4.0 million higher FDIC deposit insurance expense as a result of our recent acquisitions and an increase in the FDIC assessment rate effective January 2023. Included in the first nine months of 2022 were non-recurring acquisition-related expenses of $8.3 million related to our 2022 acquisitions.

Income tax expense totaled $27.8 million, an increase of $15.8 million from the same period last year, driven by higher pre-tax income. The effective tax rate was 20.3% for the first nine months of 2023, compared to 18.0% in the prior year.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, October 25, 2023. Interested parties may listen to this call by dialing (877) 400-0505 using the participant passcode of 9162801 and asking for the NBHC Q3 2023 Earnings Call. The earnings release and a link to the replay of the call will be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise, delivering high quality client service and committed to stakeholder results. Through its bank subsidiaries, NBH Bank and Bank of Jackson Hole Trust, National Bank Holdings Corporation operates a network of over 95 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Utah, Wyoming, Texas, New Mexico and Idaho. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. Its trust and wealth management business is operated in its core footprint under the Bank of Jackson Hole Trust charter. NBH Bank operates under a single state charter through the following brand names as divisions of NBH Bank: in Colorado, Community Banks of Colorado and Community Banks Mortgage; in Kansas and Missouri, Bank Midwest and Bank Midwest Mortgage; in Texas, Utah, New Mexico and Idaho, Hillcrest Bank and Hillcrest Bank Mortgage; and in Wyoming, Bank of Jackson Hole and Bank of Jackson Hole Mortgage. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com, bankofjacksonhole.com, or nbhbank.com, or connect with any of our brands on LinkedIn.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” “non-interest expense adjusted for other intangible assets amortization and acquisition-related expenses,” “non-interest expense adjusted for acquisition-related expenses,” “efficiency ratio adjusted for other intangible assets amortization and acquisition-related expenses,” “adjusted net income,” “adjusted earnings per share – diluted,” “net income adjusted for the impact of other intangible assets amortization expense and acquisition-related expenses, after tax,” “net income excluding the impact of other intangible assets amortization expense, after tax,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” “pre-provision net revenue,” “pre-provision net revenue adjusted for acquisition-related expenses,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: difficulties in integrating the NBHC, Community Bancorporation, Bancshares of Jackson Hole Incorporated, or Cambr Solutions, LLC businesses or fully realizing cost savings and other benefits; business disruption following the mergers; ability to execute our business strategy (including our digital strategy); business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third-party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; the effects of tax legislation, including the potential of future increases to prevailing tax rules, or challenges to our positions; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services, including in the digital technology space our digital solution 2UniFi; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from our bank subsidiaries; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; a cybersecurity incident, data breach or a failure of a key information technology system; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Total interest and dividend income	$126,110	$121,069	$72,369	$360,712	$180,730
Total interest expense	38,333	31,285	3,278	88,262	8,961
Net interest income	87,777	89,784	69,091	272,450	171,769
Taxable equivalent adjustment	1,575	1,442	1,409	4,432	4,058
Net interest income FTE(1)	89,352	91,226	70,500	276,882	175,827
Provision expense for credit losses	1,125	1,700	12,678	3,725	14,860
Net interest income after provision for credit losses FTE(1)	88,227	89,526	57,822	273,157	160,967
Non-interest income:
Service charges	4,849	4,444	4,326	13,394	11,992
Bank card fees	4,993	5,091	4,681	14,721	13,345
Mortgage banking income	4,688	3,710	4,474	11,614	21,088
Other non-interest income	4,835	578	3,877	8,124	6,749
Total non-interest income	19,365	13,823	17,358	47,853	53,174
Non-interest expense:
Salaries and benefits	35,027	35,215	30,540	103,231	88,652
Occupancy and equipment	9,167	9,126	8,026	27,366	21,087
Professional fees	2,215	3,146	5,810	7,951	8,110
Data processing	3,546	2,959	2,899	10,257	7,733
Other non-interest expense	8,640	8,528	6,280	25,693	17,015
Other intangible assets amortization	2,008	2,007	383	5,378	975
Total non-interest expense	60,603	60,981	53,938	179,876	143,572

Income before income taxes FTE(1)	46,989	42,368	21,242	141,134	70,569
Taxable equivalent adjustment	1,575	1,442	1,409	4,432	4,058
Income before income taxes	45,414	40,926	19,833	136,702	66,511
Income tax expense	9,327	8,369	3,994	27,775	11,958
Net income	$36,087	$32,557	$15,839	$108,927	$54,553
Earnings per share - basic	$0.95	$0.86	$0.51	$2.87	$1.78
Earnings per share - diluted	0.94	0.85	0.50	2.85	1.77

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2023	June 30, 2023	December 31, 2022	September 30, 2022
ASSETS
Cash and cash equivalents	$291,291	$323,832	$195,505	$256,207
Investment securities available-for-sale	620,445	659,347	706,289	730,791
Investment securities held-to-maturity	600,501	619,400	651,527	606,245
Non-marketable securities	87,817	88,849	89,049	64,004
Loans	7,478,438	7,414,357	7,220,469	5,721,985
Allowance for credit losses	(93,446)	(92,581)	(89,553)	(65,623)
Loans, net	7,384,992	7,321,776	7,130,916	5,656,362
Loans held for sale	19,048	25,172	22,767	33,043
Other real estate owned	3,416	3,458	3,731	3,695
Premises and equipment, net	153,553	147,853	136,111	105,801
Goodwill	306,043	306,043	279,132	167,882
Intangible assets, net	68,283	74,914	59,887	30,843
Other assets	330,894	301,313	298,329	268,048
Total assets	$9,866,283	$9,871,957	$9,573,243	$7,922,921
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,483,174	$2,628,942	$3,134,716	$2,735,832
Interest bearing demand deposits	1,358,445	1,324,292	913,852	597,035
Savings and money market	3,314,895	3,183,355	2,950,658	2,631,855
Total transaction deposits	7,156,514	7,136,589	6,999,226	5,964,722
Time deposits	992,494	984,269	873,400	838,830
Total deposits	8,149,008	8,120,858	7,872,626	6,803,552
Securities sold under agreements to repurchase	20,273	21,422	20,214	20,044
Long-term debt	54,123	54,045	53,890	39,559
Federal Home Loan Bank advances	316,770	385,000	385,000	—
Other liabilities	162,524	143,298	149,311	140,340
Total liabilities	8,702,698	8,724,623	8,481,041	7,003,495
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,160,706	1,158,727	1,159,508	1,079,560
Retained earnings	410,243	384,094	330,721	323,448
Treasury stock	(307,026)	(307,388)	(310,338)	(394,758)
Accumulated other comprehensive loss, net of tax	(100,853)	(88,614)	(88,204)	(89,339)
Total shareholders' equity	1,163,585	1,147,334	1,092,202	919,426
Total liabilities and shareholders' equity	$9,866,283	$9,871,957	$9,573,243	$7,922,921
SHARE DATA
Average basic shares outstanding	37,990,659	37,957,287	37,762,853	31,259,188
Average diluted shares outstanding	38,134,338	38,107,326	38,100,155	31,531,075
Ending shares outstanding	37,739,776	37,719,026	37,608,519	33,189,253
Common book value per share	$30.83	$30.42	$29.04	$27.70
Tangible common book value per share(1) (non-GAAP)	21.43	20.95	20.63	22.40
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	24.10	23.30	22.98	25.10
CAPITAL RATIOS
Average equity to average assets	11.93%	11.78%	11.47%	11.69%
Tangible common equity to tangible assets(1)	8.50%	8.30%	8.38%	9.60%
Tier 1 leverage ratio	9.56%	9.15%	9.29%	10.45%
Common equity tier 1 risk-based capital ratio	11.61%	11.08%	10.54%	12.75%
Tier 1 risk-based capital ratio	11.61%	11.08%	10.54%	12.75%
Total risk-based capital ratio	13.49%	12.95%	12.29%	14.34%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			September 30, 2023		September 30, 2023
			vs. June 30, 2023		vs. September 30, 2022
	September 30, 2023	June 30, 2023	% Change	September 30, 2022	% Change
Originated:
Commercial:
Commercial and industrial	$1,784,188	$1,788,714	(0.3)%	$1,724,469	3.5%
Municipal and non-profit	1,012,967	1,022,414	(0.9)%	968,539	4.6%
Owner-occupied commercial real estate	827,679	710,508	16.5%	631,783	31.0%
Food and agribusiness	258,609	263,086	(1.7)%	265,835	(2.7)%
Total commercial	3,883,443	3,784,722	2.6%	3,590,626	8.2%
Commercial real estate non-owner occupied	1,026,133	1,043,999	(1.7)%	731,293	40.3%
Residential real estate	897,804	877,907	2.3%	750,669	19.6%
Consumer	16,700	16,979	(1.6)%	17,027	(1.9)%
Total originated	5,824,080	5,723,607	1.8%	5,089,615	14.4%

Acquired:
Commercial:
Commercial and industrial	156,012	163,139	(4.4)%	82,324	89.5%
Municipal and non-profit	305	310	(1.6)%	326	(6.4)%
Owner-occupied commercial real estate	247,701	245,605	0.9%	176,385	40.4%
Food and agribusiness	61,551	62,918	(2.2)%	73,822	(16.6)%
Total commercial	465,569	471,972	(1.4)%	332,857	39.9%
Commercial real estate non-owner occupied	787,926	847,946	(7.1)%	219,109	>100%
Residential real estate	398,187	367,998	8.2%	79,477	>100%
Consumer	2,676	2,834	(5.6)%	927	>100%
Total acquired	1,654,358	1,690,750	(2.2)%	632,370	>100%
Total loans	$7,478,438	$7,414,357	0.9%	$5,721,985	30.7%

Loan Fundings(1)

	Third quarter	Second quarter	First quarter	Fourth quarter	Third quarter
	2023	2023	2023	2022	2022
Commercial:
Commercial and industrial	$89,297	$111,717	$107,013	$177,693	$201,106
Municipal and non-profit	18,657	39,331	22,526	20,393	20,845
Owner occupied commercial real estate	67,322	62,649	33,912	40,912	65,125
Food and agribusiness	16,191	6,017	(6,564)	28,518	76,293
Total commercial	191,467	219,714	156,887	267,516	363,369
Commercial real estate non-owner occupied	88,434	99,984	185,875	133,271	166,739
Residential real estate	42,514	40,814	49,406	95,067	99,951
Consumer	1,689	1,777	1,717	1,396	1,505
Total	$324,104	$362,289	$393,885	$497,250	$631,564

(1)

Loan fundings are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were ($12,877), $13,766, ($7,096), $96,903 and $124,834 for the periods noted in the table above, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$5,803,157	$92,813	6.35%	$5,649,623	$86,547	6.14%	$4,834,206	$58,153	4.77%
Acquired loans	1,671,595	26,115	6.20%	1,712,118	26,388	6.18%	295,893	6,581	8.82%
Loans held for sale	22,154	383	6.86%	26,572	460	6.94%	39,532	551	5.53%
Investment securities available-for-sale	761,892	3,783	1.99%	786,643	3,883	1.97%	865,875	4,247	1.96%
Investment securities held-to-maturity	611,712	2,685	1.76%	630,547	2,808	1.78%	605,356	2,212	1.46%
Other securities	39,115	701	7.17%	49,093	914	7.45%	14,909	212	5.69%
Interest earning deposits	130,239	1,205	3.67%	144,391	1,511	4.20%	326,277	1,822	2.22%
Total interest earning assets FTE(2)	$9,039,864	$127,685	5.60%	$8,998,987	$122,511	5.46%	$6,982,048	$73,778	4.19%
Cash and due from banks	$104,308			$109,948			$81,112
Other assets	737,568			746,864			440,516
Allowance for credit losses	(92,831)			(90,636)			(54,610)
Total assets	$9,788,909			$9,765,163			$7,449,066
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,535,183	$27,211	2.38%	$4,282,972	$20,100	1.88%	$3,058,463	$1,829	0.24%
Time deposits	992,755	6,212	2.48%	981,201	5,043	2.06%	799,759	1,116	0.55%
Securities sold under agreements to repurchase	19,288	6	0.12%	20,264	5	0.10%	22,183	7	0.13%
Long-term debt	54,074	519	3.81%	53,997	518	3.85%	39,543	326	3.27%
Federal Home Loan Bank advances	316,723	4,385	5.49%	435,713	5,619	5.17%	—	—	0.00%
Total interest bearing liabilities	$5,918,023	$38,333	2.57%	$5,774,147	$31,285	2.17%	$3,919,948	$3,278	0.33%
Demand deposits	$2,553,619			$2,701,306			$2,557,286
Other liabilities	149,068			138,936			100,983
Total liabilities	8,620,710			8,614,389			6,578,217
Shareholders' equity	1,168,199			1,150,774			870,849
Total liabilities and shareholders' equity	$9,788,909			$9,765,163			$7,449,066
Net interest income FTE(2)		$89,352			$91,226			$70,500
Interest rate spread FTE(2)			3.03%			3.29%			3.86%
Net interest earning assets	$3,121,841			$3,224,840			$3,062,100
Net interest margin FTE(2)			3.92%			4.07%			4.01%
Average transaction deposits	$7,088,802			$6,984,278			$5,615,749
Average total deposits	8,081,557			7,965,479			6,415,508
Ratio of average interest earning assets to average interest bearing liabilities	152.75%			155.85%			178.12%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,575, $1,442 and $1,409 for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the nine months ended September 30, 2023			For the nine months ended September 30, 2022
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$5,656,309	$258,528	6.11%	$4,598,705	$148,025	4.30%
Acquired loans	1,718,523	79,526	6.19%	191,089	13,552	9.48%
Loans held for sale	23,494	1,189	6.77%	70,384	2,188	4.16%
Investment securities available-for-sale	786,087	11,655	1.98%	839,235	10,904	1.73%
Investment securities held-to-maturity	629,507	8,364	1.77%	585,023	6,291	1.43%
Other securities	46,480	2,513	7.21%	14,698	632	5.73%
Interest earning deposits	120,633	3,369	3.73%	530,841	3,196	0.80%
Total interest earning assets FTE(2)	$8,981,033	$365,144	5.44%	$6,829,975	$184,788	3.62%
Cash and due from banks	$110,902			$78,710
Other assets	724,305			428,374
Allowance for credit losses	(91,110)			(51,125)
Total assets	$9,725,130			$7,285,934
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$4,197,603	$55,070	1.75%	$2,996,317	$4,760	0.21%
Time deposits	965,750	14,545	2.01%	804,110	3,201	0.53%
Securities sold under agreements to repurchase	19,863	17	0.11%	22,236	20	0.12%
Long-term debt	53,997	1,555	3.85%	39,516	980	3.32%
Federal Home Loan Bank advances	449,060	17,075	5.08%	—	—	0.00%
Total interest bearing liabilities	$5,686,273	$88,262	2.08%	$3,862,179	$8,961	0.31%
Demand deposits	$2,751,537			$2,487,522
Other liabilities	141,110			91,992
Total liabilities	8,578,920			6,441,693
Shareholders' equity	1,146,210			844,241
Total liabilities and shareholders' equity	$9,725,130			$7,285,934
Net interest income FTE(2)		$276,882			$175,827
Interest rate spread FTE(2)			3.36%			3.31%
Net interest earning assets	$3,294,760			$2,967,796
Net interest margin FTE(2)			4.12%			3.44%
Average transaction deposits	$6,949,140			$5,483,839
Average total deposits	7,914,890			6,287,949
Ratio of average interest earning assets to average interest bearing liabilities	157.94%			176.84%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $4,432 and $4,058 for the nine months ended September 30, 2023 and September 30, 2022, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	September 30, 2023	June 30, 2023	September 30, 2022
Beginning allowance for credit losses	$92,581	$90,343	$50,860
Day 1 CECL provision expense	—	—	5,201
PCD allowance for credit loss at acquisition	—	—	2,474
Charge-offs	(540)	(354)	(253)
Recoveries	280	42	66
Provision expense for credit losses	1,125	2,550	7,275
Ending allowance for credit losses ("ACL")	$93,446	$92,581	$65,623
Ratio of annualized net charge-offs to average total loans during the period	0.01%	0.02%	0.01%
Ratio of ACL to total loans outstanding at period end	1.25%	1.25%	1.15%
Ratio of ACL to total non-performing loans at period end	281.36%	276.25%	447.72%
Total loans	$7,478,438	$7,414,357	$5,721,985
Average total loans during the period	7,443,869	7,338,585	5,114,044
Total non-performing loans	33,212	33,514	14,657

Past Due and Non-accrual Loans

	September 30, 2023	June 30, 2023	September 30, 2022
Loans 30-89 days past due and still accruing interest	$8,144	$7,261	$1,548
Loans 90 days past due and still accruing interest	154	246	332
Non-accrual loans	33,212	33,514	14,657
Total past due and non-accrual loans	$41,510	$41,021	$16,537
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.45%	0.46%	0.26%

Asset Quality Data

	September 30, 2023	June 30, 2023	September 30, 2022
Non-performing loans	$33,212	$33,514	$14,657
OREO	3,416	3,458	3,695
Total non-performing assets	$36,628	$36,972	$18,352
Accruing modified loans	$6,059	$18,906	$4,610
Total non-performing loans to total loans	0.44%	0.45%	0.26%
Total non-performing assets to total loans and OREO	0.49%	0.50%	0.32%

NATIONAL BANK HOLDINGS CORPORATION

Key Metrics(1)

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Return on average assets	1.46%	1.34%	0.84%	1.50%	1.00%
Return on average tangible assets(2)	1.58%	1.45%	0.87%	1.61%	1.03%
Return on average tangible assets, adjusted(2)	1.58%	1.45%	1.39%	1.61%	1.23%
Return on average equity	12.26%	11.35%	7.22%	12.71%	8.64%
Return on average tangible common equity(2)	18.38%	17.24%	8.66%	18.81%	10.17%
Return on average tangible common equity, adjusted(2)	18.38%	17.24%	13.76%	18.81%	12.10%
Loan to deposit ratio (end of period)	91.77%	91.30%	84.10%	91.77%	84.10%
Non-interest bearing deposits to total deposits (end of period)	30.47%	32.37%	40.21%	30.47%	40.21%
Net interest margin(3)	3.85%	4.00%	3.93%	4.06%	3.36%
Net interest margin FTE(2)(3)	3.92%	4.07%	4.01%	4.12%	3.44%
Interest rate spread FTE(2)(4)	3.03%	3.29%	3.86%	3.36%	3.31%
Yield on earning assets(5)	5.53%	5.40%	4.11%	5.37%	3.54%
Yield on earning assets FTE(2)(5)	5.60%	5.46%	4.19%	5.44%	3.62%
Cost of interest bearing liabilities	2.57%	2.17%	0.33%	2.08%	0.31%
Cost of deposits	1.64%	1.27%	0.18%	1.18%	0.17%
Non-interest income to total revenue FTE(2)	17.81%	13.16%	19.76%	14.74%	23.22%
Non-interest expense to average assets	2.46%	2.50%	2.87%	2.47%	2.63%
Efficiency ratio	56.56%	58.86%	62.39%	56.16%	63.83%
Efficiency ratio excluding other intangible assets amortization FTE(2)	53.90%	56.14%	52.99%	53.74%	58.66%
Pre-provision net revenue	$46,539	$42,626	$32,511	$140,427	$81,371
Pre-provision net revenue FTE(2)	48,114	44,068	33,920	144,859	85,429
Pre-provision net revenue FTE, adjusted(2)	48,114	44,068	40,916	144,859	93,685

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.44%	0.45%	0.26%	0.44%	0.26%
Non-performing assets to total loans and OREO	0.49%	0.50%	0.32%	0.49%	0.32%
Allowance for credit losses to total loans	1.25%	1.25%	1.15%	1.25%	1.15%
Allowance for credit losses to non-performing loans	281.36%	276.25%	447.72%	281.36%	447.72%
Net charge-offs to average loans	0.01%	0.02%	0.01%	0.02%	0.03%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 13.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(5)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(6)	Non-performing loans consist of non-accruing loans and modified loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	September 30, 2023	June 30, 2023	December 31, 2022	September 30, 2022
Total shareholders' equity	$1,163,585	$1,147,334	$1,092,202	$919,426
Less: goodwill and other intangible assets, net	(366,724)	(368,732)	(327,191)	(186,608)
Add: deferred tax liability related to goodwill	11,876	11,544	10,984	10,755
Tangible common equity (non-GAAP)	$808,737	$790,146	$775,995	$743,573

Total assets	$9,866,283	$9,871,957	$9,573,243	$7,922,921
Less: goodwill and other intangible assets, net	(366,724)	(368,732)	(327,191)	(186,608)
Add: deferred tax liability related to goodwill	11,876	11,544	10,984	10,755
Tangible assets (non-GAAP)	$9,511,435	$9,514,769	$9,257,036	$7,747,068

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	11.79%	11.62%	11.41%	11.60%
Less: impact of goodwill and other intangible assets, net	(3.29)%	(3.32)%	(3.03)%	(2.00)%
Tangible common equity to tangible assets (non-GAAP)	8.50%	8.30%	8.38%	9.60%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$808,737	$790,146	$775,995	$743,573
Divided by: ending shares outstanding	37,739,776	37,719,026	37,608,519	33,189,253
Tangible common book value per share (non-GAAP)	$21.43	$20.95	$20.63	$22.40

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$808,737	$790,146	$775,995	$743,573
Accumulated other comprehensive loss, net of tax	100,853	88,614	88,204	89,339
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	909,590	878,760	864,199	832,912
Divided by: ending shares outstanding	37,739,776	37,719,026	37,608,519	33,189,253
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$24.10	$23.30	$22.98	$25.10

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Net income	$36,087	$32,557	$15,839	$108,927	$54,553
Add: impact of other intangible assets amortization expense, after tax	1,541	1,546	295	4,128	751
Net income excluding the impact of other intangible assets amortization expense, after tax (non-GAAP)	$37,628	$34,103	$16,134	$113,055	$55,304

Net income excluding the impact of other intangible assets amortization expense, after tax	$37,628	$34,103	$16,134	$113,055	$55,304
Add: acquisition-related adjustments, after tax (non-GAAP)(1)	—	—	9,510	—	10,480
Net income adjusted for the impact of other intangible assets amortization expense and acquisition-related expenses, after tax (non-GAAP)(1)	$37,628	$34,103	$25,644	$113,055	$65,784

Average assets	$9,788,909	$9,765,163	$7,449,066	$9,725,130	$7,285,934
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(356,083)	(357,446)	(131,490)	(342,826)	(117,485)
Average tangible assets (non-GAAP)	$9,432,826	$9,407,717	$7,317,576	$9,382,304	$7,168,449

Average shareholders' equity	$1,168,199	$1,150,774	$870,849	$1,146,210	$844,241
Less: average goodwill and other intangible assets, net of deferred tax liability related to goodwill	(356,083)	(357,446)	(131,490)	(342,826)	(117,485)
Average tangible common equity (non-GAAP)	$812,116	$793,328	$739,359	$803,384	$726,756

Return on average assets	1.46%	1.34%	0.84%	1.50%	1.00%
Return on average tangible assets (non-GAAP)	1.58%	1.45%	0.87%	1.61%	1.03%
Adjusted return on average tangible assets (non-GAAP)	1.58%	1.45%	1.39%	1.61%	1.23%
Return on average equity	12.26%	11.35%	7.22%	12.71%	8.64%
Return on average tangible common equity (non-GAAP)	18.38%	17.24%	8.66%	18.81%	10.17%
Adjusted return on average tangible common equity (non-GAAP)	18.38%	17.24%	13.76%	18.81%	12.10%

(1) Acquisition-related adjustments:
Provision expense adjustments:
CECL day 1 provision expense (non-GAAP)	$—	$—	$5,358	$—	$5,358
Non-interest expense adjustments:
Acquisition-related expenses (non-GAAP)	—	—	6,996	—	8,256
Acquisition-related adjustments before tax (non-GAAP)	—	—	12,354	—	13,614
Tax expense impact	—	—	(2,844)	—	(3,134)
Acquisition-related adjustments, after tax (non-GAAP)	$—	$—	$9,510	$—	$10,480

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Interest income	$126,110	$121,069	$72,369	$360,712	$180,730
Add: impact of taxable equivalent adjustment	1,575	1,442	1,409	4,432	4,058
Interest income FTE (non-GAAP)	$127,685	$122,511	$73,778	$365,144	$184,788

Net interest income	$87,777	$89,784	$69,091	$272,450	$171,769
Add: impact of taxable equivalent adjustment	1,575	1,442	1,409	4,432	4,058
Net interest income FTE (non-GAAP)	$89,352	$91,226	$70,500	$276,882	$175,827

Average earning assets	$9,039,864	$8,998,987	$6,982,048	$8,981,033	$6,829,975
Yield on earning assets	5.53%	5.40%	4.11%	5.37%	3.54%
Yield on earning assets FTE (non-GAAP)	5.60%	5.46%	4.19%	5.44%	3.62%
Net interest margin	3.85%	4.00%	3.93%	4.06%	3.36%
Net interest margin FTE (non-GAAP)	3.92%	4.07%	4.01%	4.12%	3.44%

Efficiency Ratio and Pre-Provision Net Revenue

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Net interest income	$87,777	$89,784	$69,091	$272,450	$171,769
Add: impact of taxable equivalent adjustment	1,575	1,442	1,409	4,432	4,058
Net interest income FTE (non-GAAP)	$89,352	$91,226	$70,500	$276,882	$175,827

Non-interest income	$19,365	$13,823	$17,358	$47,853	$53,174

Non-interest expense	$60,603	$60,981	$53,938	$179,876	$143,572
Less: other intangible assets amortization	(2,008)	(2,007)	(383)	(5,378)	(975)
Less: acquisition-related expenses (non-GAAP)	—	—	(6,996)	—	(8,256)
Non-interest expense adjusted for other intangible assets amortization and acquisition-related expenses (non-GAAP)	$58,595	$58,974	$46,559	$174,498	$134,341

Non-interest expense	$60,603	$60,981	$53,938	$179,876	$143,572
Less: acquisition-related expenses (non-GAAP)	—	—	(6,996)	—	(8,256)
Non-interest expense, adjusted for acquisition-related expenses (non-GAAP)	$60,603	$60,981	$46,942	$179,876	$135,316

Efficiency ratio	56.56%	58.86%	62.39%	56.16%	63.83%
Efficiency ratio excluding other intangible assets amortization and acquisition-related expenses FTE (non-GAAP)	53.90%	56.14%	52.99%	53.74%	58.66%

Pre-provision net revenue (non-GAAP)	$46,539	$42,626	$32,511	$140,427	$81,371
Pre-provision net revenue, FTE (non-GAAP)	48,114	44,068	33,920	144,859	85,429
Pre-provision net revenue FTE, adjusted for acquisition-related expenses (non-GAAP)	48,114	44,068	40,916	144,859	93,685

Adjusted Net Income and Earnings Per Share

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Adjustments to net income:
Net income	$36,087	$32,557	$15,839	$108,927	$54,553
Add: Acquisition-related adjustments, after tax (non-GAAP)	—	—	9,510	—	10,480
Adjusted net income (non-GAAP)	$36,087	$32,557	$25,349	$108,927	$65,033

Adjustments to earnings per share:
Earnings per share diluted	$0.94	$0.85	$0.50	$2.85	$1.77
Add: Acquisition-related adjustments, after tax (non-GAAP)	—	—	0.30	—	0.34
Adjusted earnings per share - diluted (non-GAAP)(1)	$0.94	$0.85	$0.80	$2.85	$2.11